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                                  MANPOWER INC.


                        2002 CORPORATE SENIOR MANAGEMENT
                                 INCENTIVE PLAN




                            EFFECTIVE JANUARY 1, 2002
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                          MANPOWER INC. 2002 CORPORATE
                        SENIOR MANAGEMENT INCENTIVE PLAN


                                TABLE OF CONTENTS


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                                                                            PAGE
                                                                            ----
ARTICLE I - GENERAL PROVISIONS .........................................       1
   Section 1.  Purpose of the Plan .....................................       1
   Section 2.  Overview of the Plan ....................................       1
   Section 3.  Definitions .............................................       2
   Section 4.  Plan Administration .....................................       6
   Section 5.  Eligibility and Participation Guidelines ................       6

ARTICLE II - ANNUAL BONUS PLAN - EPS AND ECONOMIC PROFIT GOALS .........       7
   Section 1.  Performance Measures ....................................       7
   Section 2.  Performance Goals .......................................       8
   Section 3.  Award Opportunities .....................................       9
   Section 4.  Calculation of Awards ...................................       9
   Section 5.  Distribution of Awards ..................................      10

ARTICLE III - ANNUAL BONUS PLAN - OPERATING OBJECTIVES .................      10
   Section 1.  Objectives and Award Opportunities ......................      10
   Section 2.  Determination of Awards .................................      10
   Section 3.  Distribution of Awards ..................................      10

ARTICLE IV - STOCK OPTIONS .............................................      11
   Section 1.  Stock Option Grants .....................................      11
   Section 2.  Stock Option Terms ......................................      11

ARTICLE V - MISCELLANEOUS PROVISIONS ...................................      12
   Section 1.  Termination of Employment ...............................      12
   Section 2.  No Discretion to Increase Awards Otherwise Earned .......      12
   Section 3.  Change of Control .......................................      12
   Section 4.  No Guarantee of Employment ..............................      12
   Section 5.  Withholding Taxes .......................................      13
   Section 6.  Amendment and Discontinuance of the Plan ................      13
   Section 7.  Effective Date ..........................................      13

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                          MANPOWER INC. 2002 CORPORATE
                        SENIOR MANAGEMENT INCENTIVE PLAN

                                    ARTICLE I
                               GENERAL PROVISIONS

SECTION 1. PURPOSE OF THE PLAN

The Plan has several key objectives:

      (a) to reinforce the Company's short-term and long-term business strategy;

      (b)   to focus Company Executives on shareholder value creation;

      (c) to reward Company Executives for performance and provide opportunities to earn significant rewards for outstanding performance; and

      (d) to enable the Company to attract, retain and motivate Company Executives.

SECTION 2. OVERVIEW OF THE PLAN

The Plan has two components - an annual bonus plan and periodic stock option grants. The annual bonus plan is intended to focus Company Executives on achievement of certain annual operating goals. The stock option component, in combination with the annual bonus plan, is intended to focus Company Executives on shareholder value creation and execution of the Company's business strategy over the longer term by aligning Executives' interests with shareholders' interests.

The Plan encourages and focuses Company Executives on shareholder value creation. Shareholder value is defined as sustained improvement in the Company's stock price over time. The Company can create shareholder value through both short-term and long-term operating performance and growth.

Under the annual bonus plan component, incentives for improvement of operating performance are focused primarily on improving earnings and economic profit of the Company. At the beginning of each Plan Year, earnings per share and economic profit goals for the year are established for Participants by the Compensation Committee. Bonus amounts may be earned by Participants for the year based on the Company's attainment of these goals. Growing earnings per share is one element of improving operating performance. Economic profit is also an essential measure to use as a benchmark for the Company because it is an all-inclusive measure
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2002 Corporate Senior Management Incentive Plan



that captures both earnings growth and management of capital costs. In addition, economic profit is highly correlated with shareholder value creation.

The annual bonus plan also includes an operating performance component under which annual bonus amounts may be earned based on a Participant's achievement, as determined by the Compensation Committee, of certain operating objectives established at the beginning of the year. The operating performance component allows the Company to recognize performance by Participants that may not be reflected in an absolute earnings per share goal or economic profit goal.

The annual bonus plan component provides for cash awards to be determined shortly after the end of each Plan Year based on achievement of the goals established at the beginning of the year. In connection with the establishment of the goals, each Participant is assigned threshold, target and outstanding bonus opportunity levels.

The stock option component of the Plan provides for periodic grants to Participants of options to purchase Company Common Stock. The stock option component is designed to focus Participants on improving the Company's performance over the long term by aligning their interests with the interests of the shareholders of the Company in promoting growth in shareholder value.

SECTION 3. DEFINITIONS

As used herein, the following terms shall have the following meanings:

      (a) Award - any bonus opportunity or stock option grant awarded under the Plan.

      (b) Cause - termination of employment by the Company for "Cause" will mean termination upon (i) Participant's willful and continued failure to substantially perform his or her duties with the Manpower Group after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed such duties and the Participant has failed to resume substantial performance of such duties on a continuous basis within ten days after receiving such demand, (ii) the Participant's commission of any material act of dishonesty or disloyalty involving the Manpower Group, (iii) the Participant's chronic absence from work other than by reason of a serious health condition, (iv) the Participant's commission of a crime which substantially relates to the circumstances of his or her position with the Manpower Group or which has material adverse effect on the business of the Manpower Group, or (v) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Manpower Group. For this purpose, no act, or failure to act, by a Participant will be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith.


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2002 Corporate Senior Management Incentive Plan



      (c)   Change of Control - will mean the first to occur of the following:

            (1) the acquisition (other than from the Company), by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of more than 50% of the then outstanding shares of common stock of the Company or voting securities representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that no Change of Control shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (A) by the Company, any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock or then outstanding voting securities, as the case may be; or

            (2) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock or then outstanding voting securities, as the case may be; or

            (3) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or


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2002 Corporate Senior Management Incentive Plan



            (4) individuals who, as of January 1, 2002, constitute the Board of Directors of the Company (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election by the shareholders of the Company, was approved by at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this letter, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11; or

            (5) the Company shall enter into any agreement (whether or not conditioned on shareholder approval), providing for or contemplating, or the Board of Directors of the Company shall approve and recommend that the shareholders of the Company accept, or approve or adopt, or the shareholders of the Company shall approve, any acquisition that would be a Change of Control under clause (i), above, or a merger or consolidation that would be a Change of Control under clause
                  (ii), above, or a liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

            (6) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

            Following the occurrence of an event which is not a Change of Control whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

      (d) Common Stock - the common stock of the Company with a par value of $0.01 per share.

      (e) Compensation Committee - the Executive Compensation Committee of the Board of Directors of the Company.


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2002 Corporate Senior Management Incentive Plan



      (f) Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

      (g)   Company - Manpower Inc., a Wisconsin corporation.

      (h)   Economic Profit - as defined in Section 1 of Article II.

      (i)   EPS - as defined in Section 1 of Article II.

      (j) Executives - all Participants for a given Plan Year. Pertains to corporate executives and not country managers.

      (k) Good Reason - means with respect to any Participant the occurrence of any one or more of the following without the consent of the
            Participant:

            (1) the assignment to the Participant of a position which represents a material reduction from the then existing position of the Participant, or the assignment to the Participant of duties, other than incidental duties, inconsistent with the position of the Participant from time to time, provided the Participant objects to such assignment by written notice to the Company within twenty (20) business days after it is made and the Company fails to cure, if necessary, within ten (10) business days after such notice is given;

            (2) any material violation by the Company of any agreement between the Participant and the Company which remains uncured ten (10) business days after the Participant gives written notice to the Company which specifies the violation; or

            (3) the Participant being required by the Company to change the location of the Participant's principal office to one in excess of seventy-five (75) miles from the Company's home office in Glendale, Wisconsin, provided the Participant's employment with the Manpower Group is terminated within ninety
                  (90) days after any such change of location.

      (l) Manpower Group - the Company and its direct and indirect subsidiaries.

      (m) Participant - any Company employee who is a corporate senior executive officer of the Company who is designated by the Compensation Committee (subject to Section 4 of Article I) to participate in the Plan.

      (n) Performance Compensation Committee - the Executive Performance Compensation Committee of the Board of Directors of the Company.


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2002 Corporate Senior Management Incentive Plan



      (o)   Plan - 2002 Corporate Senior Management Incentive Plan.

      (p) Plan Year - each yearly period commencing on January 1st of each year during the term of the Plan.

      (q) Stock Option and Restricted Stock Plan - the 1994 Executive Stock Option and Restricted Stock Plan of the Company or any successor plan.

SECTION 4. PLAN ADMINISTRATION

      (a)   Power and authority of the Compensation Committee:

            The Compensation Committee shall administer the Plan. The Compensation Committee is authorized to interpret the Plan, to adopt such rules and regulations, as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Compensation Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company and Executives and their respective successors in interest.

      (b)   Performance Compensation Committee:

            Notwithstanding the foregoing, in recognition of the requirements of
            Section 162(m) of the Code, the Compensation Committee may require in the case of any proposed Participant (i) that such Participant's participation in the Plan and the performance goals and award opportunities established for such Participant for any Plan Year under the annual bonus plan component of the Plan, or the grant of any stock options in accordance with Article IV of the Plan, shall be subject to the approval of the Performance Compensation Committee, and (ii) that the payment or distribution of any amount under the annual bonus plan component shall be subject to the prior certification by the Performance Compensation Committee that the relevant performance goals have been attained. The Compensation Committee shall itself take the actions indicated, in lieu of action by the Performance Compensation Committee, if at the time of the action the Compensation Committee is comprised solely of two or more "outside directors" under Section 162(m) of the Code.

SECTION 5. ELIGIBILITY AND PARTICIPATION GUIDELINES

      (a)   Criteria for participation in the Plan:

            In selecting Participants, the Compensation Committee shall take into account the degree to which the proposed Participant can have an impact on the short-term


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2002 Corporate Senior Management Incentive Plan



            and long-term operating performance and growth of the Company and such other criteria as it deems relevant.

      (b)   Renewal of participation:

            The Compensation Committee reserves the right to remove any Plan Participant from the Plan at any time. Plan participation in one year does not guarantee participation in subsequent Plan Years.

                                   ARTICLE II
                ANNUAL BONUS PLAN - EPS AND ECONOMIC PROFIT GOALS

SECTION 1. PERFORMANCE MEASURES

      (a) EPS is fully diluted earnings per share of the Company and its subsidiaries on a consolidated basis.

      (b) Economic Profit is net operating profit after taxes of the Company and its subsidiaries on a consolidated basis less a capital charge.

            (1) Net operating profit after taxes is defined as net operating profit minus taxes.

                  (i) Net operating profit equals earnings before income taxes:

                        -     plus interest expense,

                        -     plus loss on sale of accounts receivable,

                        -     less interest income.

                  (ii) Taxes equal net operating profit multiplied by the effective tax rate as shown in the Company's audited financial statements.

            (2) Capital charge is defined as adjusted capital employed multiplied by a weighted average cost of capital.

                  (i) Adjusted capital employed equals capital employed plus or minus capital adjustments.

                        - Capital employed equals total shareholders' equity:

                              -     plus long-term debt,

                              -     plus short-term borrowings,

                              -     plus current maturities of long-term debt,

                              -     plus advances under securitization
                                    facilities,


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2002 Corporate Senior Management Incentive Plan



                              -     plus accumulated intangible amortization.

                        -     Capital adjustments are:

                              - those adjustments required to exclude the effect of foreign exchange rate fluctuations on the above capital employed items, as reflected in the adjusted capital employed report maintained on a monthly basis by the Company,

                              - those adjustments required to exclude the effect of any other items recorded in other comprehensive income, and

                              - for any acquisitions closed after January 1, 2002, having a total purchase price of more than $3 million, an adjustment to defer and ratably phase in the impact of the purchase price increasing capital employed over the 36-month period following the date of closing.

                        Adjusted capital employed will be calculated based on the average of the monthly ending balances of each of the capital employed items, as shown in the financial records of the Company and its subsidiaries.

                  (ii) The weighted average cost of capital is the weighted average of the Company's cost of equity and cost of debt as determined by the Compensation Committee at the time it establishes the performance goals for any Plan Year, as described below.

SECTION 2. PERFORMANCE GOALS

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall set an EPS and an Economic Profit goal for the year (subject to Section 4 of Article I). In determining these goals and the corresponding bonus opportunity levels described below, the Compensation Committee shall seek to align the potential to receive bonus amounts with shareholder value creation and long-term shareholder expectations while taking into account the Company's annual opportunities, economic and industry conditions, and the need to provide competitive compensation opportunities for Participants. The goals may vary from year to year.

      (a) Threshold goal - The minimum level of performance for which a bonus amount will be earned will be established as the threshold goal. Achieving the threshold goal will yield the threshold opportunity level.


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2002 Corporate Senior Management Incentive Plan



      (b) Target goal - The expected level of performance will be established as the target goal. Achieving the target goal will yield the target opportunity level.

      (c) Outstanding goal - An outstanding level of performance will be established as the outstanding goal. Achieving the outstanding goal will yield the outstanding opportunity level.

SECTION 3. AWARD OPPORTUNITIES

At the time the performance goals are established, the Compensation Committee shall set the bonus opportunities corresponding to each of the EPS and Economic Profit goals for each Participant for the Plan Year (subject to Section 4 of Article I).

      (a) Target opportunity will equal a dollar amount determined by the Compensation Committee.

      (b) Threshold opportunity will equal a dollar amount, which will be less than the target opportunity, determined by the Compensation Committee.

      (c) Outstanding opportunity will equal a dollar amount, which will be greater than the target opportunity, determined by the Compensation Committee.

Notwithstanding any other provision of this Plan to the contrary, the maximum bonus amount any Participant will be entitled to receive for any Plan Year resulting from achievement of EPS and/or Economic Profit goals under this
Article II is $3,000,000.

SECTION 4. CALCULATION OF AWARDS

The bonus amounts under this Article II for each Plan Year will be determined based on actual performance relative to the pre-established EPS and Economic Profit goals. Except as otherwise provided above, EPS and Economic Profit for the year shall be based on the audited consolidated financial statements of the Company and its subsidiaries.

Actual performance at the target goal will result in 100% of the target opportunity.

Except as otherwise determined by the Committee at the beginning of the Plan Year, performance between the target goal and outstanding goal will result in a payout that is linearly interpolated between the target and outstanding opportunities. The amount of the bonus amounts under this Article II shall be capped, and therefore performance in excess of the outstanding goal will result in the outstanding opportunity.

Except as otherwise determined by the Committee at the beginning of the Plan Year, performance between the threshold goal and target goal will result in a payout that is linearly interpolated between the threshold and target opportunities. Performance that is below the threshold goal will result in no bonus amount.


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2002 Corporate Senior Management Incentive Plan



Notwithstanding the foregoing, the Compensation Committee may in its discretion reduce the amount of any bonus amount otherwise determined under the foregoing criteria to reflect any extraordinary items, repurchases of Common Stock, or such other items as it may deem relevant.

SECTION 5. DISTRIBUTION OF AWARDS

The annual bonus amounts earned for the Plan Year under this Article II shall be distributed in cash as soon as possible after the amounts have been determined (subject to Section 4 of Article I), but in no event beyond 90 days after the end of the Plan Year.

Participants may elect to defer a portion of any annual bonus amounts under this
Article II in accordance with the terms of the Company's Nonqualified Savings Plan.

                                   ARTICLE III
                    ANNUAL BONUS PLAN - OPERATING OBJECTIVES

SECTION 1. OBJECTIVES AND AWARD OPPORTUNITIES

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall establish operating objectives for the year for each Participant and bonus opportunities for each Participant for achievement of such objectives. In establishing the bonus opportunities, the Compensation Committee will set target and outstanding opportunities expressed as dollar amounts.

SECTION 2. DETERMINATION OF AWARDS

Following the close of the Plan Year, the Compensation Committee shall determine whether a bonus amount has been earned under this Article III, and if so the level of such bonus amount, based on its assessment of the Participant's performance in achieving the pre-established operating objectives. Such bonus amounts may range from zero to the pre-established outstanding opportunity.

SECTION 3. DISTRIBUTION OF AWARDS

The annual bonus amounts earned for the Plan Year under this Article III shall be distributed in cash as soon as possible after the amounts have been determined, but in no event beyond 90 days after the end of the Plan Year.

Participants may elect to defer a portion of any annual bonus amounts under this
Article III in accordance with the terms of the Company's Nonqualified Savings Plan.


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2002 Corporate Senior Management Incentive Plan



                                   ARTICLE IV
                                  STOCK OPTIONS

SECTION 1. STOCK OPTION GRANTS

Each Participant shall be eligible to receive from time to time a grant of an option to purchase shares of Common Stock. Any such grant shall be made at the discretion of the Compensation Committee (subject to Section 4 of Article I). In determining whether to make such a grant to a Participant, the Compensation Committee shall take into account the following factors:

      (a)   the level of stock option grants previously made to the Participant;

      (b) the value of the proposed stock option grant, as determined by using whichever methodology the Compensation Committee deems appropriate;

      (c) the past and current total compensation and compensation opportunities of the Participant;

      (d) the compensation including equity-based compensation of executives who hold positions that are comparable to the Participant at peer companies; and

      (e)   such other factors as the Compensation Committee deems relevant.

It is anticipated that any such stock option grants will be made at the time of the first meeting of each calendar year of the Compensation Committee.

Notwithstanding the foregoing, in recognition of the requirements of Section 162(m) of the Code, for any Participant the Compensation Committee may require that the grant of any option to purchase Common Stock under this Article IV shall be subject to the approval of, and only made by, the Performance Compensation Committee. However, if the Compensation Committee is comprised solely of two or more "outside directors" under that Section at the time of the proposed grant, such grant shall be subject to the approval of, and made by, the Compensation Committee.

SECTION 2. STOCK OPTION TERMS

Any stock option grant under this Article IV shall be made under, and subject to the terms of, the Stock Option and Restricted Stock Plan. The exercise price of such option shall be determined by the Compensation Committee (or the Performance Compensation Committee, as the case may be); provided however, that such exercise price shall not be less than 100 percent of the Market Price (as defined in the Stock Option and Restricted Stock Plan) on the business day immediately preceding the date of grant of such stock option. Such option shall have such other terms as the Compensation Committee shall determine.


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2002 Corporate Senior Management Incentive Plan



                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

SECTION 1. TERMINATION OF EMPLOYMENT

      (a) If a Participant's employment is terminated by the Company for Cause or by the Participant other than for Good Reason, the Participant will forfeit all rights to any bonus amounts under Articles II, III or Section 3 of Article V of this Plan for the year in which termination occurs.

      (b) If a Participant's employment terminates by reason of the Participant's disability or death or under any other circumstances not specified in paragraph (a) of this Section 1, the Participant will be entitled to receive, for the year in which termination occurs, the bonus amounts otherwise determined under Articles II, III or Section 3 of Article V of the Plan, but prorated for the actual number of days the Participant was employed by the Manpower Group during the year. However, the right to receive such prorated amounts will be subject to satisfaction of such conditions as may be imposed upon the Participant under any agreement between the Participant and the Company.

SECTION 2. NO DISCRETION TO INCREASE AWARDS OTHERWISE EARNED

The Compensation Committee shall have no discretion to increase the amount of any bonus amounts otherwise earned under Article II of this Plan or any other Award which is otherwise earned based on the attainment of an objective performance goal.

SECTION 3. CHANGE OF CONTROL

Upon a Change of Control, except as the relevant parties may otherwise agree, the Plan will terminate and a Participant will be entitled to receive, for the year in which the Change of Control occurs and in lieu of the bonus amounts provided in Articles II and III of this Plan, a bonus equal to the amount of the largest annual bonus awarded to the Participant for the three full calendar years immediately preceding the Change of Control.

SECTION 4. NO GUARANTEE OF EMPLOYMENT

Participation in the Plan shall not give any Participant any right to be retained in the employment of the Manpower Group. This Plan shall not affect any right of the Company to terminate, with or without cause, any Participant's employment at any time.


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2002 Corporate Senior Management Incentive Plan



SECTION 5. WITHHOLDING TAXES

The Company shall have the right to withhold from any compensation payable to a Participant, or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of, any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.

SECTION 6. AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Compensation Committee may amend, alter, suspend or discontinue the Plan, as it shall from time to time consider desirable. No such action shall adversely affect the rights of any Participant under the Plan as of the time of such action without the consent of the Participant.

SECTION 7. EFFECTIVE DATE

The effective date of the Plan is January 1, 2002.


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